EXHIBIT 32
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Andrew J. Pease, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of QuickLogic Corporation on Form 10-K for the fiscal year ended January 3, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of QuickLogic Corporation.

By:	/s/ Andrew J. Pease
Date:	March 18, 2016
Name:	Andrew J. Pease
Title:	President and Chief Executive Officer
I, Suping (Sue) Cheung, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of QuickLogic Corporation on Form 10-K for the fiscal year ended January 3, 2016, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of QuickLogic Corporation.

By:	/s/ Suping (Sue) Cheung
Date:	March 18, 2016
Name:	Suping (Sue) Cheung
Title:	Principal Accounting Officer and Corporate Controller